Exhibit 10.55
EXECUTION COPY

U.S. $150,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 21, 2001

Among

THE MONY GROUP
as Borrower

THE BANKS NAMED HEREIN

CITIBANK, N.A.
as Administrative Agent

SALOMON SMITH BARNEY INC.
as Lead Arranger and Sole Book Runner

FLEET NATIONAL BANK
as Syndication Agent

CREDIT SUISSE FIRST BOSTON
as Documentation Agent

AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 21, 2001, among THE MONY GROUP INC., a corporation organized under the laws of Delaware (the “Borrower”), the banks (each a “Bank” and, collectively, the “Banks”) listed on the signature pages hereof, and CITIBANK, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”).

The Borrower, certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of June 23, 2000 (as in effect immediately prior to the date hereof, the “Existing Credit Agreement”) providing for the making of loans by such lenders to the Borrower in an aggregate principal amount not exceeding $150,000,000 at any one time outstanding (as the same may be increased pursuant to Section 2.05(c) of the Existing Credit Agreement).

The parties hereto desire to extend the Commitment Termination Date as defined in the Existing Credit Agreement, to add Credit Suisse First Boston (the “New Bank”) as a “Bank” under the Existing Credit Agreement, change the Commitment of certain Banks, and amend the Existing Credit Agreement in certain other respects and, as so amended, to restate in its entirety the Existing Credit Agreement.

Accordingly, the parties hereto agree that effective on the Effective Date (as hereinafter defined), the Existing Credit Agreement is amended as set forth in Section 2 hereof and is restated to read in its entirety as set forth in the Existing Credit Agreement (which Existing Credit Agreement is hereby incorporated herein by reference) as so amended:

Section 1.    Definitions.    Capitalized terms used but not otherwise defined herein have the meanings given to them in the Existing Credit Agreement.

Section 2.    Amendments.    Subject to the satisfaction of the conditions specified in Section 4 hereof, but with effect from the Effective Date (as defined in said Section 4), the Existing Credit Agreement shall be amended as follows:

2.01.    General.    Each reference to “this Agreement” and words of similar import in the Existing Credit Agreement shall be deemed to be a reference to the Existing Credit Agreement as amended and restated hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

2.02    Amendments.

(a)  Section 1.01 of the Existing Credit Agreement is amended by changing the date “June 21, 2001” in the definition of “Commitment Termination Date” to read “June 20, 2002.”

(b)  Section 1.01 of the Existing Credit Agreement is amended by adding the following definition in its appropriate alphabetical location:

“Advest” means Advest, Inc., a Delaware corporation.

Amended and Restated Credit Agreement

(c)  Section 1.01 of the Existing Credit Agreement is amended by adding the following proviso at the end of the definition of “Total Debt” immediately before the final period:

; provided, that for purposes of Section 5.02(e), the term “Total Debt” shall exclude indebtedness of Advest arising from borrowings by Advest from commercial banks in the ordinary course of Advest’s broker-dealer business on a same-day or overnight basis, but only to the extent such indebtedness (i) is fully collateralized by marketable debt and/or equity securities, (ii) does not exceed $350,000,000 in aggregate outstanding principal amount and (iii) is not directly or indirectly guaranteed by the Borrower or any of its Subsidiaries

(d)  Schedule I to the Existing Credit Agreement is replaced by Schedule I hereto.

(e)  The New Bank shall be deemed to be a “Bank” under and for all purposes of the Existing Credit Agreement as amended and restated hereby, and each reference in the Existing Credit Agreement as amended and restated hereby to “Bank” shall be deemed to include the New Bank, and the New Bank shall have a “Commitment” in the amount set opposite its name on Schedule I hereto.

Section 3.    Representations and Warranties.    The Borrower represents, warrants and agrees as of the Effective Date (as defined below) that (i) no event has occurred and is continuing which constitutes a Default or an Event of Default and (ii) the representations and warranties contained in Section 4.01 of the Existing Credit Agreement are true and correct in all material respects as though made on and as of the date hereof, and as if references in said Section 4.01 to “this Agreement” and the like referred to this Agreement and the Existing Credit Agreement as amended and restated hereby, and as if the references in Section 4.01(e) to “March 31, 2000” and “December 31, 1999” were to “March 31, 2001” and “December 31, 2000,” respectively. The Borrower agrees that it shall be an Event of Default for all purposes of Section 6.01(b) of the Existing Credit Agreement, as amended and restated hereby, if any representation, warranty or certification made by the Borrower herein or in any certificate or other writing furnished to any Lender or the Administrative Agent pursuant to this Agreement shall prove to have been incorrect in any material respect.

Section 4.    Conditions.    The amendment and restatement of the Existing Credit Agreement contemplated hereby shall become effective on the date upon which the Administrative Agent notifies the Borrower that each of the following conditions has been satisfied (the “Effective Date”):

4.01    Execution.    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

Amended and Restated Credit Agreement

4.02    Corporate Documents.    A certified copy of resolutions of the board of directors of the Borrower authorizing this Agreement and the transactions contemplated hereby, together with (i) a certificate of the Borrower to the effect that there has been no change in the charter documents or by-laws of the Borrower since June 23, 2000 and (ii) a certificate of incumbency as to the persons authorized to execute and deliver this Agreement on behalf of the Borrower, all in form and substance satisfactory to the Administrative Agent.

4.03    Opinion of Counsel to the Borrower.    A legal opinion, addressed to the Administrative Agent and the Lenders and dated the Effective Date, of counsel to the Borrower in form and substance satisfactory to the Administrative Agent with respect to this Agreement and the Existing Credit Agreement as amended and restated hereby (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

4.04    Fees and Expenses.    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out–of–pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the Effective Date, and such notice shall be conclusive and binding on the parties.

Section 5.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 6.    Miscellaneous.    Except as expressly herein provided, the Existing Credit Agreement shall remain unchanged and in full force and effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by, and construed in accordance with, the law of the State of New York.

Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed and delivered as of the day and year first above written.

Borrower THE MONY GROUP INC.

By
Name: Title:

Administrative Agent CITIBANK, N.A., as Administrative Agent

By
Name: Title:

Banks BANK OF AMERICA, N.A.

By
Name: Title:

BANK ONE, N.A.

By
Name: Title:

CITIBANK, N.A.

By
Name: Title:

Amended and Restated Credit Agreement

FLEET NATIONAL BANK

By
Name: Title:

THE CHASE MANHATTAN BANK

By
Name: Title:

MELLON BANK, N.A.

By
Name: Title:

STATE STREET BANK AND TRUST COMPANY

By
Name: Title:

CREDIT SUISSE FIRST BOSTON

By
Name: Title:

Amended and Restated Credit Agreement

SCHEDULE I

Banks and Commitments

Bank	Commitment
Citibank, N.A.	$ 25,000,000
Credit Suisse First Boston	$ 25,000,000
Fleet National Bank	$ 25,000,000
State Street Bank and Trust Company	$ 25,000,000
The Chase Manhattan Bank	$ 15,000,000
Bank of America, N.A.	$ 15,000,000
Bank One, N.A.	$ 10,000,000
Mellon Bank, N.A.	$ 10,000,000

$150,000,000

Amended and Restated Credit Agreement